Exhibit 21

NAME OF SUBSIDIARY	JURISDICTION OF INCORPORATION/ORGANIZATION
Abel Equipos, S.A.
Abel Pumps, L.P.
Abel Pumpen GmbH
Abel GmbH & Co KG
Acton Research Corporation
Amot Controls Corporation
Amot Controls Ltd.
Amot Controls, S.A.
Amot/Metrix Investment Company
Amot Sales Corporation
Amot Controls GmbH
Antek Instruments, L.P.
Antek Instruments GmbH
Compressor Controls B.V.
Compressor Controls Corporation S.r.l.
Compressor Controls Corporation (an Iowa Corp)
Compressor Controls Corporation (a Delaware
   Corporation) d/b/a in Iowa as Compressor
   Controls - CIS/EE)
Cornell Pump Company
Cornell Pump Manufacturing Corporation
Cybor Corporation
Fluid Metering, Inc.
FTI Flow Technology, Inc.
Gatan International, Inc.
Gatan, Inc.
Gatan Service Corporation
Gatan Limited
Gatan GmbH
Hansen Technologies Corporation
Hansen Technologies Ltd.
Herzog-ISL SNC
Integrated Designs L.P.
ISL Holdings, S.A.
ISL International, Inc.
ISL Scientifique de Laboratoire - ISL, S.A.
Metrix Instrument Co., L.P.
Molecular Imaging Corporation
Nippon Roper K.K.
PAC GmbH
Petrotech, Inc.	Spain
Delaware
Germany
Germany
Delaware
Delaware
United Kingdom
Switzerland
Delaware
Delaware
Germany
Delaware
Germany
Netherlands
Italy
Iowa

Delaware
Delaware
Delaware
California
Delaware
Delaware
Pennsylvania
Pennsylvania
Pennsylvania
United Kingdom
Germany
Illinois
United Kingdom
France
Delaware
France
Delaware
France
Delaware
Arizona
Japan
Germany
Delaware

Petrotech International, Inc.
Petrotech Batam
Petroleum Analyzer Company LP
Princeton Instruments Limited
Princeton Instruments SARL
Redlake Imaging Corporation
Roper Capital Deutschland GmbH
Roper Fundings KG
Roper Industries Deutschland GmbH
Roper Holdings, Inc.
Roper Industrial Products Investment Company
Roper Industries (Europe) Limited
Roper Industries Limited
Roper International, Inc.
Roper International Products, LTD
Roper Pump Company
Roper Scientific B.V.
Roper Scientific MASD, Inc.
Roper Scientific, Inc.
Roper Scientific GmbH
Turbocontroles de Venezuela
Uson L.P.
Walter Herzog GmbH	Louisiana
Indonesia
Delaware
United Kingdom
France
Delaware
Germany
Germany
Germany
Delaware
Iowa
United Kingdom
United Kingdom
Delaware
Virgin Islands
Delaware
Netherlands
Delaware
Delaware
Germany
Venezuela
Delaware
Germany